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                                                                    EXHIBIT 10.5


                             (SAFETY 1ST LETTERHEAD)

July 24, 1998



BNY International Limited
Sovereign House
PO Box 240
Church Street
Brighton
BN1 1SS


Dear Sirs:

RE: SAFETY 1ST (EUROPE) LIMITED ("the COMPANY")

We are aware that you propose to enter or have entered into an Invoice Discounting Agreement together with certain other financial facilities with the Company ("the Facilities").

In consideration of you entering into and/or continuing to provide the Facilities to the Company we hereby confirm that we shall not at any time claim any interest (whether by Reservation of Title rights or otherwise) that we may have in respect of any goods supplied to the Company or the proceeds thereof which claim may in any way conflict with any interest acquired or purportedly acquired by you in or in respect of such goods or such proceeds pursuant to the Facilities.

We understand that the confirmation as detailed above is to be relied upon by yourselves and forms an integral part of the conditions you require in order to enter into and thereafter continue to provide the Facilities to the Company. We confirm that such confirmation may not be revoked without your consent.

Yours faithfully,



/s/ Andrew Genor

Andrew Genor
Chief Financial Officer




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Safety 1st, Inc. 210 Boylston Street, Chestnut Hill, Massachusetts 02167  1-617-964-7744
          WATS 1-800-962-7233 FAX 1-617-332-0125 VOICE MAIL 1-800-962-9929
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